AMENDMENT NO. 2
TO THE AMENDED AND
RESTATED
DECLARATION OF TRUST
OF
THE SELECT SECTOR
SPDR TRUST

	The undersigned
Secretary of the Select Sector
SPDR Trust, a Massachusetts
business trust (the Trust),
does hereby certify that the
Trustees of the Trust, acting
pursuant to Article VI, Section
6.9 of the Trusts Amended and
Restated Declaration of Trust
dated October 23, 1998, as
amended, executed the written
instrument attached hereto as
Exhibit A and that the said
written instrument continues in
full force and effect as of the
date hereof.

WITNESS my hand this 4th day
of January, 2016.




			/s/ Jesse
D. Hallee

			Jesse
D. Hallee


	Secretary


















Exhibit A

SELECT SECTOR SPDR
TRUST
Written Instrument
Establishing New Series of
the Trust
      The undersigned, a
majority of the Trustees of
the Select Sector SPDR
Trust (the Trust), pursuant
to Section 6.9 of Article VI
of the amended and restated
Declaration of Trust dated
October 23, 1998 (the
Declaration of Trust), do
hereby establish and
designate the following
Series of the Trust, which
shall have the relative rights,
preferences, voting powers,
restrictions, limitations as to
dividends, qualifications, and
terms and conditions of
redemption as the other
Series of the Trust and as
otherwise provided in the
Declaration of Trust:
The Financial Services Select
Sector SPDR Fund
The Real Estate Select Sector
SPDR Fund

      IN WITNESS
WHEREOF, the undersigned
have this 6th day of October,
2015 signed these presents.


/s/ Cheryl Burgermeister
			/s/
George R. Gaspari
Cheryl Burgermeister
			George
R. Gaspari


/s/ Ernest J. Scalberg
			/s/ R.
Charles Tschampion
Ernest J. Scalberg
			R.
Charles Tschampion


/s/ James Ross
			/s/
Ashley T. Rabun
James Ross
			Ashley
T. Rabun